UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2012

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   781-674-4400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2012, Agenus Inc., Antigenics Inc., a wholly owned subsidiary of Agenus Inc. (collectively, "Agenus"), and GlaxoSmithKline Biologicals SA ("GSK") entered into a First Right to Negotiate and Amendment Agreement amending their Amended and Restated Manufacturing Technology Transfer Agreement dated January 16, 2009 to include additional rights for the use of Agenus' proprietary QS-21 Stimulon® adjuvant in GSK's adjuvant systems. In addition, Agenus has agreed to grant the vaccines company the first right to negotiate for the purchase of Agenus or certain of its assets. The first right to negotiate will expire after five years.

Under the terms of the agreement, GSK will pay Agenus a non-refundable payment of $9 million, of which $2.5 million is creditable against future manufacturing technology transfer royalty payments. The agreement also includes royalty payments for an undisclosed indication upon commercialization of a vaccine product.

The full text of the press release issued in connection with the amendment is being filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

99.1 Press Release dated March 5, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC. (Registrant)
March 5, 2012 (Date)	/s/ SHALINI SHARP Shalini Sharp Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 5, 2012